Exhibit 99.1

PRESS RELEASE

FTAI Reports Second Quarter 2016 Results, Dividend of $0.33 per Common Share, Closes Repauno,
Announces New Storage Contract at Jefferson Terminal

NEW YORK, August 2, 2016 – Fortress Transportation and Infrastructure Investors LLC (NYSE:FTAI) (the “Company”) today reported financial results for the three months ending June 30, 2016. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results(1)	Q2’16
Net Cash Provided by Operating Activities	$4,789
Net Loss Attributable to Shareholders	$(11,193)
Basic and Diluted Loss per Share	$(0.15)

Funds Available for Distribution (“FAD”)	$13,288
Adjusted Net Loss	$(5,414)
Adjusted Net Loss per Share	$(0.07)
Adjusted EBITDA	$14,030

(1)	FAD and Adjusted EBITDA are non-GAAP measures. For definitions and reconciliations of Non-GAAP measures, please refer to the exhibit to this press release.

For the second quarter of 2016, our total FAD was $13.3 million. This amount includes $29.3 million from equipment leasing activities, offset by $(6.8) million and $(9.2) million from infrastructure and corporate activities, respectively.

On July 1, 2016, the Company closed on Repauno, our multi-modal, deep water port located along the Delaware River. Construction of certain projects to begin in the second half of 2016 with targeted operational start dates in the first half of 2017.

Additionally, during July 2016, the Company executed a three year heated storage contract at our Jefferson Terminal facility for 500,000 barrels of heavy crude.  This project is anticipated to be operational in approximately 12 months.

Second Quarter 2016 Dividend

On August 2, 2016, the Company’s Board of Directors declared a cash dividend on its common stock of $0.33 per share for the quarter ended June 30, 2016, payable on August 29, 2016 to the holders of record on August 19, 2016.

Additional Information

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of the Company’s website, www.ftandi.com, and the Company’s Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.

Conference Call

The Company will host a conference call on Wednesday, August 3, 2016 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing 1-877-447-5636 (from within the U.S.) or 1-615-247-0080 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “FTAI Second Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.ftandi.com.

Following the call, a replay of the conference call will be available after 12:00 P.M. on Wednesday, August 3, 2016 through midnight Wednesday, August 10, 2016 at 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.), Passcode: 47790193.

About Fortress Transportation and Infrastructure Investors LLC

Fortress Transportation and Infrastructure Investors LLC owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release, including without limitation statements as to the amount, timing and manner of the Company’s repurchase of its shares pursuant to the share repurchase program described above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact:

Alan Andreini
Investor Relations
Fortress Transportation and Infrastructure Investors LLC
(212) 798-6128
aandreini@fortress.com

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in August 2016 will be treated as a partnership distribution. The per share distribution components are as follows:

Distribution Components
U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0950
U.S. Dividend Income (3)	$0.0000
Income Not from U.S. Sources(4) / Return of Capital	$0.2350
Distribution Per Share	$0.3300

1)
U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.

2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.

3)	This income is subject to withholding under §1441 of the Code.

4)	This income is not subject to withholding under §1441 or §1446 of the Code.

It is possible that a common shareholder’s allocable share of FTAI’s taxable income may differ from the distribution amounts reflected above.

Exhibit - Financial Statements

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Equipment leasing revenues	$22,351	$22,633	$41,926	$45,671
Infrastructure revenues	10,844	10,931	22,722	21,866
Total revenues	33,195	33,564	64,648	67,537

Expenses
Operating expenses	17,551	17,600	31,909	32,319
General and administrative	3,361	1,989	5,949	2,337
Acquisition and transaction expenses	1,875	1,598	2,934	1,966
Management fees and incentive allocation to affiliate	4,231	3,485	8,579	5,899
Depreciation and amortization	14,701	10,765	27,918	21,327
Interest expense	5,120	4,757	10,423	9,572
Total expenses	46,839	40,194	87,712	73,420

Other income (loss)
Equity in earnings (losses) of unconsolidated entities	(259)	1,225	(174)	2,466
Gain on sale of equipment and finance leases, net	1,545	288	3,267	291
Loss on extinguishment of debt	—	—	(1,579)	—
Asset impairment	(7,450)	—	(7,450)	—
Interest (expense) income	(128)	116	(119)	303
Other income (expense)	58	(3)	98	(9)
Total other (expense) income	(6,234)	1,626	(5,957)	3,051

Loss before income taxes	(19,878)	(5,004)	(29,021)	(2,832)
Provision for income taxes	178	266	112	496
Net loss	(20,056)	(5,270)	(29,133)	(3,328)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(8,863)	(4,433)	(12,158)	(7,939)
Net (loss) income attributable to shareholders	$(11,193)	$(837)	$(16,975)	$4,611

Basic and Diluted (Loss) Earnings per Share	$(0.15)	$(0.01)	$(0.22)	$0.08
Weighted Average Shares Outstanding - Basic	75,730,165	62,879,023	75,728,717	58,216,849
Weighted Average Shares Outstanding - Diluted	75,730,165	62,879,023	75,728,717	58,216,918

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$276,208	$381,703
Restricted cash	69,614	21,610
Accounts receivable, net	18,827	14,466
Leasing equipment, net	679,734	636,681
Finance leases, net	9,928	82,521
Property, plant, and equipment, net	302,571	299,678
Investments in and advances to unconsolidated entities	9,976	10,675
Intangible assets, net	39,732	44,129
Goodwill	116,584	116,584
Other assets	51,378	36,758
Total assets	$1,574,552	$1,644,805

Liabilities
Accounts payable and accrued liabilities	$33,575	$34,995
Debt, net	262,908	266,221
Maintenance deposits	35,134	30,494
Security deposits	17,249	15,990
Other liabilities	10,738	6,419
Total liabilities	359,604	354,119

Equity
Common Shares ($0.01 par value per share; 2,000,000,000 shares authorized; 75,730,165 and 75,718,183 shares issued and outstanding as of June 30, 2016 and December 31, 2015, respectively)	757	757
Additional Paid in Capital	1,134,528	1,184,198
Accumulated Deficit	(35,744)	(18,769)
Accumulated other comprehensive income	—	97
Shareholders’ equity	1,099,541	1,166,283
Non-controlling interest in equity of consolidated subsidiaries	115,407	124,403
Total equity	1,214,948	1,290,686
Total liabilities and equity	$1,574,552	$1,644,805

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(29,133)	$(3,328)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in earnings of unconsolidated entities	174	(2,466)
Gain on sale of equipment	(3,267)	(291)
Security deposits and maintenance claims included in earnings	(300)	(1,120)
Loss on extinguishment of debt	1,579	—
Equity-based compensation	(3,846)	2,600
Depreciation and amortization	27,918	21,327
Asset impairment	7,450	—
Change in current and deferred income taxes	(308)	(14)
Change in fair value of non-hedge derivative	3	9
Amortization of lease intangibles and incentives	3,279	3,913
Amortization of deferred financing costs	1,249	733
Operating distributions from unconsolidated entities	30	604
Bad debt expense	55	159
Other	269	(159)
Change in:
Accounts receivable	(4,413)	(3,926)
Other assets	(7,410)	60
Accounts payable and accrued liabilities	4,603	(1,762)
Management fees payable to affiliate	(152)	(2,138)
Other liabilities	3,210	430
Net cash provided by operating activities	990	14,631

Cash flows from investing activities:
Release of restricted cash	15,204	3,334
Payments to restricted cash	(21,882)	—
Investment in notes receivable	(2,119)	—
Principal collections on finance leases	2,302	6,142
Acquisition of leasing equipment	(83,714)	(26,234)
Acquisition of property plant and equipment	(13,281)	(70,621)
Acquisition of lease intangibles	(803)	—
Purchase deposit for aircraft and aircraft engines	(500)	(4,756)
Proceeds from sale of finance leases	71,000	—
Proceeds from sale of leasing equipment	15,905	1,500
Proceeds from sale of property, plant and equipment	78	125
Return of capital distributions from unconsolidated entities	432	1,284
Net cash used in investing activities	$(17,378)	$(89,226)

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Dollar amounts in thousands, unless otherwise noted)

	Six Months Ended June 30,
	2016	2015
Cash flows from financing activities:
Proceeds from debt	$108,658	$200
Repayment of debt	(153,721)	(8,633)
Payment of deferred financing costs	(3,935)	—
Receipt of security deposits	1,997	1,025
Return of security deposits	(316)	(219)
Receipt of maintenance deposits	6,637	4,330
Release of maintenance deposits	(5,653)	(5,842)
Proceeds from issuance of common shares, net of underwriter’s discount	—	354,057
Common shares issuance costs	—	(1,711)
Capital contributions from shareholders	—	295,879
Capital distributions to shareholders	—	(44,917)
Capital contributions from non-controlling interests	7,433	29,869
Capital distributions to non-controlling interests	—	(254)
Settlement of equity-based compensation	(200)	—
Cash dividends	(50,007)	—
Net cash (used in) provided by financing activities	$(89,107)	$623,784

Net (decrease) increase in cash and cash equivalents	(105,495)	549,189
Cash and cash equivalents, beginning of period	381,703	22,125
Cash and cash equivalents, end of period	$276,208	$571,314

Key Performance Measures
Management utilizes Adjusted Net (Loss) Income and Adjusted EBITDA as performance measures. Adjusted Net Income is the key performance measure and reflects the current management of our businesses and provides us with the information necessary to assess operational performance as well as make resource and allocation decisions.

Adjusted Net Income is defined as net (loss) income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, and equity in earnings of unconsolidated entities, (b) to include the impact of cash income tax payments, our pro-rata share of the Adjusted Net Income from unconsolidated entities, and (c) to exclude the impact of the non-controlling share of Adjusted Net Income. We evaluate investment performance for each reportable segment primarily based on Adjusted Net Income. We believe that net income attributable to shareholders, as defined by GAAP, is the most comparable earnings measurement with which to reconcile Adjusted Net Income.

The following table presents our consolidated reconciliation of net (loss) income attributable to shareholders to Adjusted Net Income for the three and six months ended June 30, 2016 and June 30, 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net (loss) income attributable to shareholders	$(11,193)	$(837)	$(16,975)	$4,611
Add: Provision for income taxes	178	266	112	496
Add: Equity-based compensation expense (income)	118	1,180	(3,846)	2,600
Add: Acquisition and transaction expenses	1,875	1,598	2,934	1,966
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	1,579	—
Add: Changes in fair value of non-hedge derivative instruments	—	1	3	9
Add: Asset impairment charges	7,450	—	7,450	—
Add: Pro-rata share of Adjusted Net Income from unconsolidated entities (1)	(322)	1,225	(237)	2,466
Add: Incentive allocations	—	—	—	—
Less: Cash payments for income taxes	(69)	(313)	(420)	(510)
Less: Equity in earnings of unconsolidated entities	259	(1,225)	174	(2,466)
Less: Non-controlling share of Adjusted Net Income (2)	(3,710)	(326)	(2,721)	(680)
Adjusted Net (Loss) Income	$(5,414)	$1,569	$(11,947)	$8,492

(1)
Pro-rata share of Adjusted Net Income from unconsolidated entities includes the Company’s proportionate share of the unconsolidated entities’ net income   (loss) of adjusted for the excluded and included items detailed in the table above, for which there were no adjustments.

(2)
 Non-controlling share of Adjusted Net Income is comprised of the following for the three months ended June 30, 2016 and 2015: (i) equity-based compensation of $5 and $377, (ii) provision for income tax of $0 and $20, and (iii) asset impairment charges of $3,725 and $0 less (iv) cash tax payments of $20 and $71, respectively. Non-controlling share of Adjusted Net Income is comprised of the following for the six months ended June 30, 2016 and 2015: (i) equity-based compensation of $(1,614) and $731, (ii) provision for income tax of $14 and $20, (iii) loss on extinguishment of debt of $616 and $0, and (iv) asset impairment charges of $3,725 and $0 less (v) cash tax payments of $20 and $71, respectively.

We view Adjusted EBITDA as a secondary measurement to Adjusted Net Income, which we believe serves as a useful supplement to investors, analysts and management to measure economic performance of deployed revenue generating assets between periods on a consistent basis, and which we believe measures our financial performance and helps identify operational factors that management can impact in the short-term, namely our cost structure and expenses. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA is defined as net income attributable to shareholders, adjusted (a) to exclude the impact of provision for income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings of unconsolidated entities and the non-controlling share of Adjusted EBITDA.

The following table sets forth a reconciliation of net (loss) income attributable to shareholders to Adjusted EBITDA for the three and six months ended June 30, 2016 and June 30, 2015:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net (loss) income attributable to shareholders	$(11,193)	$(837)	$(16,975)	$4,611
Add: Provision for income taxes	178	266	112	496
Add: Equity-based compensation expense	118	1,180	(3,846)	2,600
Add: Acquisition and transaction expenses	1,875	1,598	2,934	1,966
Add: Losses on the modification or extinguishment of debt and capital lease obligations	—	—	1,579	—
Add: Changes in fair value of non-hedge derivative instruments	—	1	3	9
Add: Asset impairment charges	7,450	—	7,450	—
Add: Incentive allocations	—	—	—	—
Add: Depreciation & amortization expense (3)	16,337	12,522	31,191	25,240
Add: Interest expense	5,120	4,757	10,423	9,572
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (4)	788	1,894	2,160	3,916
Less: Equity in earnings of unconsolidated entities	259	(1,225)	174	(2,466)
Less: Non-controlling share of Adjusted EBITDA (5)	(6,902)	(3,054)	(8,935)	(6,037)
Adjusted EBITDA (non-GAAP)	$14,030	$17,102	$26,270	$39,907

(3)
Depreciation and amortization expense includes $14,701 and $10,765 of depreciation and amortization expense, $1,576 and $1,697 of lease intangible amortization, and $60 and $60 of amortization for lease incentives in the three months ended June 30, 2016 and 2015, respectively. Depreciation and amortization expense includes $27,918 and $21,327 of depreciation and amortization expense, $3,154 and $3,793 of lease intangible amortization, and $119 and $120 of amortization for lease incentives in the six months ended June 30, 2016 and 2015, respectively.

(4)
The Company’s pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the three months ended June 30, 2016 and 2015: (i) net (loss) income of $(320) and $1,172, (ii) interest expense of $257 and $415, (iii) depreciation and amortization expense of $851 and $307, respectively. The Company’s pro-rata share of Adjusted EBITDA from unconsolidated entities includes the following items for the six months ended June 30, 2016 and 2015: (i) net (loss) income of $(267) and $2,357, (ii) interest expense of $661 and $948, and (iii) depreciation and amortization expense of $1,766 and $611, respectively.

(5)
Non-controlling share of Adjusted EBITDA is comprised of the following items for the three months ended June 30, 2016 and 2015: (i) equity based compensation of $5 and $377, (ii) provision for income taxes of $0 and $20, (iii) interest expense of $1,490 and $1,207, (iv) depreciation and amortization expense of $1,682 and $1,450, and (v) asset impairment charges of $3,725 and $0, respectively. Non-controlling share of Adjusted EBITDA is comprised of the following items for the six months ended June 30, 2016 and 2015: (i) equity based compensation of $(1,614) and $731, (ii) provision for income taxes of $14 and $20, (iii) interest expense of $2,956 and $2,445, (iv) depreciation and amortization expense of $3,238 and $2,841, (v) loss on extinguishment of debt of $616 and $0, and (vi) asset impairment charge of $3,725 and $0, respectively.

We use Funds Available for Distribution (“FAD”) in evaluating its ability to meet its stated dividend policy. FAD is not a financial measure in accordance with GAAP. The GAAP measure most directly comparable to FAD is net cash provided by operating activities. We believe FAD is a useful metric for investors and analysts for similar purposes.

We define FAD as: net cash provided by operating activities plus principal collections on finance leases, proceeds from sale of assets, and return of capital distributions from unconsolidated entities, less required payments on debt obligations and capital distributions to non-controlling interest, and excluding changes in working capital.

The following table sets forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the six months ended June 30, 2016 and 2015:

	Six Months Ended
	June 30, 2016	June 30, 2015
	(in thousands)
Net Cash Provided by Operating Activities	$990	$14,631
Add: Principal Collections on Finance Leases	2,302	6,142
Add: Proceeds from sale of assets (1)	87,483	1,625
Add: Return of Capital Distributions from Unconsolidated Entities	432	1,284
Less: Required Payments on Debt Obligations (2)	(49,223)	(8,633)
Less: Capital Distributions to Non-Controlling Interest	—	(254)
Exclude: Changes in Working Capital	4,162	7,336
Funds Available for Distribution (FAD) (non-GAAP)	$46,146	$22,131

(1)	Proceeds from sale of assets includes $500 received in December 2015 for a deposit on the sale of a commercial jet engine, which was completed in the six months ended June 30, 2016.

(2)
Required payments on debt obligations excludes $98,750 repayment upon the termination of the Jefferson Terminal Credit Agreement and $5,748 repayment under the CMQR Credit Agreement in the six months ended June 30, 2016, both of which were voluntary refinancing as repayment of such amounts were not required at this time.

The following tables set forth a reconciliation of Net Cash Provided by Operating Activities to FAD for the three and six months ended June 30, 2016:

	Three Months Ended June 30, 2016
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$29,273	$(6,802)	$(9,183)	$13,288
Less: Principal Collections on Finance Leases				(98)
Less: Proceeds from sale of assets				(11,555)
Less: Return of Capital Distributions from Unconsolidated Entities				(31)
Add: Required Payments on Debt Obligations				1,563
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				1,622
Net cash provided by operating activities				$4,789

	Six Months Ended June 30, 2016
(in thousands)	Equipment Leasing	Infrastructure	Corporate	Total
Funds Available for Distribution (FAD)	$75,330	$(12,003)	$(17,181)	$46,146
Less: Principal Collections on Finance Leases				(2,302)
Less: Proceeds from sale of assets				(87,483)
Less: Return of Capital Distributions from Unconsolidated Entities				(432)
Add: Required Payments on Debt Obligations				49,223
Add: Capital Distributions to Non-Controlling Interest				—
Include: Changes in Working Capital				(4,162)
Net cash provided by operating activities				$990

FAD is subject to a number of limitations and assumptions and there can be no assurance that the Company will generate FAD sufficient to meet its intended dividends. FAD has material limitations as a liquidity measure of the Company because such measure excludes items that are required elements of the Company’s net cash provided by operating activities as described below. FAD should not be considered in isolation nor as a substitute for analysis of the Company’s results of operations under GAAP, and it is not the only metric that should be considered in evaluating the Company’s ability to meet its stated dividend policy. Specifically:

•
FAD does not include equity capital called from the Company’s existing limited partners, proceeds from any debt issuance or future equity offering, historical cash and cash equivalents and expected investments in the Company’s operations.

•	FAD does not give pro forma effect to prior acquisitions, certain of which cannot be quantified.

•
While FAD reflects the cash inflows from sale of certain assets, FAD does not reflect the cash outflows to acquire assets as the Company relies on alternative sources of liquidity to fund such purchases.

•
FAD does not reflect expenditures related to capital expenditures, acquisitions and other investments as the Company has multiple sources of liquidity and intends to fund these expenditures with future incurrences of indebtedness, additional capital contributions and/or future issuances of equity.

•	FAD does not reflect any maintenance capital expenditures necessary to maintain the same level of cash generation from our capital investments.

•
FAD does not reflect changes in working capital balances as management believes that changes in working capital are primarily driven by short term timing differences, which are not meaningful to the Company’s distribution decisions.

•	Management has significant discretion to make distributions, and the Company is not bound by any contractual provision that requires it to use cash for distributions.

If such factors were included in FAD, there can be no assurance that the results would be consistent with the Company’s presentation of FAD.